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                                  EXHIBIT 32.1

                        POLARIS AIRCRAFT INCOME FUND III,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Polaris Investment Management Corporation (the General Partner), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 of Polaris Aircraft Income Fund III (A California Limited Partnership) (the Partnership) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: November 14, 2003

/s/ William R Carpenter
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Name:  William R. Carpenter
Title: President of Polaris Investment Management Corporation
       (the General Partner)

Dated: November 14, 2003

/s/ Stephen E. Yost
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Name:  Stephen E Yost
Title: Chief Financial Officer of Polaris Investment Management Corporation
       (the General Partner)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.